UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REVOLUTION MEDICINES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REVOLUTION MEDICINES, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Revolution Medicines, Inc., which will be held online at www.virtualshareholdermeeting.com/RVMD2021, on June 22, 2021 at 8:00 a.m. Pacific Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Revolution Medicines.

Sincerely,

/s/ MARK A. GOLDSMITH

Mark A. Goldsmith, M.D., Ph.D.

President and Chief Executive Officer

REVOLUTION MEDICINES, INC.

700 Saginaw Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2021

To the Stockholders of Revolution Medicines, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Revolution Medicines, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 22, 2021, at 8:00 a.m. local time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/RVMD2021. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote. The Annual Meeting will be held for the following purposes:

1.	To elect three Class I directors to hold office until the 2024 annual meeting of stockholders or until his or her successor is elected;

2.

To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 23, 2021 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Mark A. Goldsmith

Mark A. Goldsmith, M.D., Ph.D.
President and Chief Executive Officer

Redwood City, California

April 28, 2021

CONTENTS

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REVOLUTION MEDICINES, INC.

700 Saginaw Drive

Redwood City, California 94063

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

JUNE 22, 2021

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Revolution Medicines, Inc. (referred to herein as the “Company”, “Revolution Medicines”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 22, 2021, at 8:00 a.m. local time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/RVMD2021. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 23, 2021 (the “Record Date”) for the first time on or about April 28, 2021. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available on our website at https://ir.revmed.com/sec-filings.

The only outstanding voting securities of Revolution Medicines are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 73,442,606 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access on or about April 28, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 73,442,606 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/RVMD2021 or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.virtualshareholdermeeting.com/RVMD2021. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal 1—the election of three Class I directors to hold office until our 2024 annual meeting of stockholders; and

•

Proposal 2—the ratification of the appointment, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2021.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote at the Annual Meeting, you must pre-register to attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/RVMD2021.

•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail those voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid proxy from your Broker. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your Broker to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a Broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2) is considered routine under applicable rules. A Broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A Broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the nominees receiving the highest number of “For” votes will be elected.

With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•	“For” the election of each of the two nominees for director; and

•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 700 Saginaw Drive, Redwood City, California 94063.

•

You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/RVMD2021. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. local time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage you to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/RVMD2021 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual Annual Meeting?

An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/RVMD2021. Stockholders may access this portal to submit questions and vote 15 minutes prior, or during, the Annual Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted before or during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2021 to the Secretary of the Company at 700 Saginaw Drive, Redwood City, California 94063; provided, that if the date of the annual meeting is more than 30 days from June 22, 2022, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 22, 2022 and March 24, 2022; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 22, 2022, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 73,442,606 shares outstanding and entitled to vote. Accordingly, 36,721,304 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means that we have been subject to the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for a period of at least 12 calendar months and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such year or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of nine seated directors, divided into the three following classes:

•	Class I directors: Elizabeth McKee Anderson, Peter Svennilson and Neil Exter, whose current terms will expire at the Annual Meeting;

•	Class II directors: Thilo Schroeder, Ph.D., Eric T. Schmidt, Ph.D. and Vincent A. Miller, M.D., whose current terms will expire at the annual meeting of stockholders to held be in 2022; and

•	Class III directors: Barbara Weber, M.D., Alexis Borisy and Mark A. Goldsmith, M.D., Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2023.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Flavia Borellini, Ph.D., Ms. Anderson and Mr. Exter have been nominated to serve as Class I directors and have elected to stand for reelection. If elected, Dr. Borellini, Ms. Anderson and Mr. Exter will hold office from the date of his or her election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. Mr. Svennilson was not nominated to serve as a Class I director and therefore will not stand for reelection.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Dr. Borellini, Ms. Anderson and Mr. Exter have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class I nominees who are currently standing for re-election, the other Class I director who is not standing for re-election, and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of March 31, 2021 and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since

Class I Directors whose terms expire at the Annual Meeting of Stockholders
Elizabeth McKee Anderson(2)	63	Director	2015
Peter Svennilson(3)(4)	59	Director	2020
Neil Exter(5)	62	Director	2019
Class I Director Nominees for elecction at the Annual Meeting of Stockholders
Flavia Borellini, Ph.D.	61	Director Nominee	N/A

Class II Directors whose terms expire at the 2022 Annual Meeting
Thilo Schroeder, Ph.D.(1)	40	Director	2018
Eric T. Schmidt, Ph.D.(1)	52	Director	2020
Vincent A. Miller, M.D.(2)(3)	59	Director	2019

Class III Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Barbara Weber, M.D.(1)	64	Director	2018
Alexis Borisy(2)(3)	49	Director	2014
Mark A. Goldsmith, M.D., Ph.D.	59	President, Chief Executive Officer, and Chairman of the Board	2014

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Mr. Svennilson was not nominated to serve as a Class I director, will not stand for reelection at the Annual Meeting and will cease service as a director immediately after the Annual Meeting.

(5)	Mr. Exter has been appointed to the Nominating and Corporate Governance Committee, effective immediately after the Annual Meeting.

Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders

Elizabeth McKee Anderson has served as member of our board of directors since March 2015. Ms. Anderson has served as a member of the board of directors of BioMarin Pharmaceutical, a biotechnology company, since July 2019. Since November 2018, Ms. Anderson has served as a member of the board of directors of Insmed Incorporated, a biopharmaceutical company. Since April 2017, Ms. Anderson has also served as a member of the board of directors of Bavarian Nordic A/S, a biotechnology company. Ms. Anderson previously served as a member of the board of Huntsworth Plc, a healthcare and communications group, from January 2018 to December 2019. Ms. Anderson previously served in various roles at Janssen Pharmaceuticals, Inc., a Johnson & Johnson company focusing on pharmaceuticals, from 2003 to 2014, most recently as Worldwide Vice President, Commercial Leader, Infectious Diseases and Vaccines, from 2012 to 2014 and Worldwide Vice President, Global Strategic Marketing and Market Access, Vaccines from 2009 to 2012. Prior to that, Ms. Anderson served as Vice President and General Manager for Wyeth Lederle Vaccines, a pharmaceutical company. Ms. Anderson serves as a Trustee of the Wistar Institute and serves on its Executive Committee.

Ms. Anderson received a B.Eng. in Engineering and Technical Management from Rutgers, The State University of New Jersey-New Brunswick and an M.B.A. in Finance from Loyola University of Maryland. We believe that Ms. Anderson’s extensive experience in biotechnology and pharmaceutical companies and in serving on the boards of directors of biopharmaceutical and life sciences companies provides her with the qualifications and skills necessary to serve as a member of our board of directors.

Neil Exter has served as a member of our board of directors since July 2019, and previously served as a member of our board of directors from November 2014 to March 2016. Mr. Exter has been a Partner at Third Rock Ventures since 2007. Prior to joining Third Rock Ventures, Mr. Exter was Chief Business Officer of Alantos Pharmaceuticals from 2006 until its acquisition by Amgen in 2007. Previously, he served as Vice President of Business Development for Millennium Pharmaceuticals from 2002 to 2006. Mr. Exter previously served as a member of the boards of directors of CytomX Therapeutics, a biopharmaceutical company, from December 2010 to December 2017, and Rhythm Pharmaceuticals, a biopharmaceutical company, from 2014 to June 2019. At present, he is a member of the board of directors of Decibel Therapeutics and Pliant Therapeutics. Additionally, he is a member of the board of directors of Cedilla Therapeutics, Celsius Therapeutics, Element Sciences and Goldfinch Bio. He is a member of the investment committee of the Innovation Research Fund at Partners Healthcare, and previously was a member of the Research Committee of Children’s Hospital Boston and a member of the board of directors and treasurer of the New England Venture Capital Association. Mr. Exter received a B.S. from Cornell University, an M.S. from Stanford University, and an M.B.A. as a Baker Scholar from Harvard Business School. We believe that Mr. Exter’s extensive experience as a venture capital investor in, and director of, several biotechnology companies, provides him with the qualifications and skills necessary to serve as a member of our board of directors.

Flavia Borellini, Ph.D. was nominated to serve as a member of our board of directors in April 2021. Dr. Borellini has served as a member of the board of directors of Kartos Therapeutics, Inc., a privately held biotechnology company, since February 2018 and as a member of the board of directors of Cantargia AB, a publicly traded biotechnology company, since October 2020. Dr. Borellini served as the Global Franchise Head, Hematology at AstraZeneca PLC, a pharmaceutical company, from September 2018 to January 2020. Dr. Borellini previously served as the Chief Executive Officer of Acerta Pharma LLC, a biotechnology company, from February 2016 to February 2019. Dr. Borellini has also led the global development, approval and launch of several oncology drugs, including a first-in-class EGFR T790M inhibitor (osimertinib, AstraZeneca), a first-in-class BRAF inhibitor (vemurafenib, Roche), and served as the program leader for a HER2 Positive Metastatic Breast Cancer inhibitor (trastuzumab) and a EGFR tyrosine kinase inhibitor (erlotinib) at Genentech. Dr. Borellini also previously held a Research Assistant Professor position at Georgetown University in Washington D.C. Dr. Borellini received a Ph.D. in Pharmaceutical Chemistry from the University of Modena in Italy and completed her post-doctoral training at the National Cancer Institute. We believe that Dr. Borellini’s extensive experience in the biotechnology and biopharmaceutical industries, including her track record in precision oncology, her experience as an executive and her service as a director for other biotechnology companies provides her with the qualifications and skills necessary to serve as a member of our board of directors.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Thilo Schroeder, Ph.D. has served as a member of our board of directors since March 2018. Since 2012, Dr. Schroeder has been a Partner at Nextech Invest Ltd. (“Nextech”), a venture capital fund focused on investing in oncology companies. Since January 2018, Dr. Schroeder has served as a member of the board of directors of IDEAYA Biosciences, Inc., an oncology-focused biotechnology company. He also serves as a member of the board of directors of ImaginAB, Inc., an immune-oncology imaging company, Silverback Therapeutics, Inc. a biopharmaceutical company, and PMV Pharmaceuticals, Inc., a precision oncology company. Dr. Schroeder also served as a member of the board of directors of Blueprint Medicines Corp., a biopharmaceutical company, from 2014 to May 2015. Prior to joining Nextech in 2012, Dr. Schroeder worked in research specializing on the development of Designed Ankyrin Repeat Proteins (DARPins) as specific protein inhibitors from 2007 to 2012. Dr. Schroeder received a B.S. in Biology from the Technical University of

Darmstadt in Germany, an M.S. in Biotechnology from the École de Supérieure de Biotechnologie de Strasbourg in France, and a Ph.D. in Biochemistry from the University of Zurich in Switzerland. We believe that Dr. Schroeder’s educational background and research experience, his experience as a board member of biotechnology and pharmaceutical companies, and his experience as an investor in life sciences companies provide him with the qualifications and skills necessary to serve as a member of our board of directors.

Eric Schmidt, Ph.D. has served as a member of our board of directors since June 2020. He has served as the Chief Financial Officer of Allogene Therapeutics, a biotechnology company, since June 2018. Prior to joining Allogene, Dr. Schmidt was a Managing Director and Senior Research Analyst at Cowen and Company, LLC. He joined Cowen as a Research Analyst in 1998 where he covered biotechnology stocks until June 2018. He was previously a Vice President and Research Analyst for UBS Securities. He also serves as a board member of Relmada Therapeutics, Inc. Dr. Schmidt obtained a B.A. in Chemistry from the University of Pennsylvania and a Ph.D. in Biology from the Massachusetts Institute of Technology, where he serves on the Visiting Committee for the Department of Biology. We believe that Mr. Schmidt’s experience as an officer and director of other biotechnology companies and his financial and capital markets experience provide him with the qualifications and skills necessary to serve as a member of our board of directors.

Vincent A. Miller, M.D. has served as a member of our board of directors since September 2017. Currently, Dr. Miller serves as Physician-in-Chief of EQRx, Inc. Previously, Dr. Miller served as Foundation Medicine’s Senior Vice President, Clinical Development from 2011 to 2013 and served as its Chief Medical Officer from 2013 to April 2019. From 1991 to 2011, Dr. Miller served as an Attending Physician at Memorial Sloan Kettering Cancer Center. Since 2011, Dr. Miller has served as a Consulting Physician, at Memorial Sloan Kettering Cancer Center. Dr. Miller received a B.A. in Mathematics from the University of Pennsylvania and an M.D. from the University of Medicine and Dentistry of New Jersey in Newark. We believe that Dr. Miller’s experience in the biotechnology industry, his extensive experience practicing medicine and his educational background provide him with the qualifications and skills necessary to serve as a member of our board of directors.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Barbara Weber, M.D. has served as a member of our board of directors since April 2018. Since September 2017, Dr. Weber has served as the President and Chief Executive Officer of Tango Therapeutics, Inc., a biotechnology company. From April 2015 to September 2017, she served as Interim Chief Executive Officer at Neon Therapeutics, Inc., a biotechnology company. Dr. Weber has been a Venture Partner at Third Rock Ventures since March 2015. From 2009 to February 2015, Dr. Weber served as Senior Vice President, Oncology Translation Medicine at Novartis. Dr. Weber currently serves as a member of the board of directors of Fog Pharmaceuticals, Inc. Dr. Weber received a B.S. in Chemistry from the University of Washington and an M.D. from the University of Washington School of Medicine and was a resident in internal medicine at Yale University. We believe that Dr. Weber’s experience as an officer and director of other biotechnology companies, her investment experience and her educational background provide her with the qualifications and skills necessary to serve as a member of our board of directors.

Alexis Borisy has served as a member of our board of directors since November 2014. Since 2019, Mr. Borisy has served as the Chairman and Chief Executive Officer of EQRx, Inc., a biotechnology company. From 2010 to June 2019, Mr. Borisy was a Partner at Third Rock Ventures. Since June 2015, Mr. Borisy has served as a member of the board of directors of Magenta Therapeutics, Inc., a biopharmaceutical company. Since 2016, Mr. Borisy has served as a member of the board of directors of Relay Therapeutics, Inc. Mr. Borisy co-founded Blueprint Medicines Corporation, a biopharmaceutical company, and served as its Interim Chief Executive Officer from 2013 to 2014 and has served as a member of its board of directors since 2011. Mr. Borisy co-founded Foundation Medicine, Inc., a biotechnology company, where he served as its Interim Chief Executive Officer from 2009 to 2011 and served as a member of its board of directors from 2009 to July 2018, including as Chairman from 2011 to February 2017. Mr. Borisy served as a member of the board of directors of Editas Medicine, Inc., a pharmaceutical company, from 2013 to March 2018. Mr. Borisy received an A.B. in Chemistry from the University of Chicago and an A.M. in Chemistry and Chemical Biology from Harvard University. We believe Mr. Borisy’s extensive experience both as an executive and board member of multiple biopharmaceutical and life sciences companies, his educational background and his experience in the venture capital industry provide him with the qualifications and skills necessary to serve as a member of our board of directors.

Mark A. Goldsmith, M.D., Ph.D. has served as a member of our board of directors and as our President and Chief Executive Officer since November 2014. Since June 2009, Dr. Goldsmith has served as a member of the board of directors of Constellation Pharmaceuticals, Inc., a biopharmaceutical company, where he also served as President and Chief Executive Officer from 2009 to 2012, as Chairman from 2012 to June 2016 and from March 2017 to present, and as Interim Executive Chairman from June 2016 to March 2017. Dr. Goldsmith was previously a Partner at Third Rock Ventures from 2013 to 2015, and a Venture Partner from 2012 to 2013. Dr. Goldsmith served as President and Chief Executive Officer and as a member of the board of directors of Global Blood Therapeutics, a biopharmaceutical company, from 2012 to 2014. Dr. Goldsmith also served as President and Chief Executive Officer of Nurix, Inc., a drug discovery company, from 2012 to 2014, and on its Board of Directors from 2012 to 2016. Before entering the private sector, Dr. Goldsmith led a medical research laboratory at the Gladstone Institute of Virology and Immunology, practiced medicine on the faculty of the School of Medicine of the University of California, San Francisco and the San Francisco General Hospital, and was a consultant to leading pharmaceutical and biotechnology companies. Dr. Goldsmith received an A.B. from Princeton University in Biology and an M.D. and Ph.D. in Microbiology and Immunology from the School of Medicine of the University of California, San Francisco. We believe that Dr. Goldsmith’s role as our President and Chief Executive Officer together with his extensive experience as an executive and director of several companies in the biopharmaceutical and biotechnology industry, his extensive knowledge of our company, his experience as a venture capital investor in the life sciences industry and his educational background provide him with the qualifications and skills necessary to serve as a member of our board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm for the year ending December 31, 2021, and is seeking ratification of this selection by our stockholders at the Annual Meeting. PwC has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2017. Representatives of PwC are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for services provided by PwC relating to the fiscal years ended December 31, 2020 and 2019.

	Year Ended December 31,
	(in thousands)
	2020	2019
Audit Fees(1)	$1,071	$1,845
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,071	$1,845

(1)          Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. Fees for the fiscal year ended December 31, 2020 also include professional services provided in connection with our subsequent public offering, including comfort letters, consents and review of documents filed with the SEC. Fees for the fiscal year ended December 31, 2019 also include services associated with our initial public offering.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee or a delegate of the Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee or if such service falls within applicable exceptions under SEC rules. The Audit Committee pre-approved all services provided by PwC for 2020 and 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Revolution Medicines under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Audit Committee

Eric T. Schmidt, Ph.D., Chair

Thilo Schroeder, Ph.D.

Barbara Weber, M.D.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees, which is available on our website at https://ir.revmed.com/governance-overview. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. In addition, we intend to promptly disclose (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and the date of such amendment and (2) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver, in each case, on our website in the future.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. The Corporate Governance Guidelines include the Board’s standards used in nominating director candidates, which include candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Corporate Governance Guidelines memorialize the Board’s belief that a diversity of viewpoints, background, experience and other characteristics, such as geographic background, nationality, culture, gender, sexual orientation, ethnicity, race and age, that a candidate would bring (including in light of applicable diversity requirements regarding gender, underrepresented communities or otherwise) are important additional criteria that may be considered. A copy of our Corporate Governance Guidelines is available on our website at http://ir.revmed.com/governance-overview.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Goldsmith, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Goldsmith is not considered independent because he is an employee of Revolution Medicines. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationship exists, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Dr. Goldsmith currently serves as the Chair of the Board and Mr. Borisy currently serves as the lead independent director of our Board. In his role as lead independent director, Mr. Borisy presides over the executive sessions of the Board and acts as a liaison between management and the Board.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance at least annually;

•	determines the terms of engagement of the independent registered public accounting firm;

•	pre-approves the retention of the independent registered public accounting firm to perform any audit or non-audit services;

•

reviews and discusses with management and the independent registered public accounting firm our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding accounting internal controls or auditing matters;

•	reports regularly to the Board regarding the activities of the committee;

•	periodically reviews and assesses treasury functions including cash management process;

•	discusses on a periodic basis, or as appropriate, with management, our policies and procedures with respect to risk assessment and risk management;

•	reviews the performance of the Audit Committee and its members at least annually; and

•	reviews the Audit Committee charter at least annually.

The current members of our Audit Committee are Eric T. Schmidt, Ph.D., Thilo Schroeder, Ph.D. and Barbara Weber, M.D. Dr. Schmidt serves as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Dr. Schmidt and Dr. Weber are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that Dr. Schmidt, Dr. Weber and Dr. Schroeder are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at http://ir.revmed.com/governance-overview.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees and compliance with applicable compensation rules. Among other things, the Compensation Committee:

•	recommends to our Board corporate goals and objectives relevant to compensation of our employees and our executive officers;

•

evaluates the performance of our executive officers (including our Chief Executive Officer) including in light of those goals and objectives, and approves the compensation of these officers based on such evaluations;

•

reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers, including to our Chief Executive Officer;

•	reviews and approves or makes recommendations to our Board with respect to the compensation of our non-employee directors;

•	evaluates compliance with applicable compensation rules, regulations and guidelines and other law, as applicable;

•	reviews and discusses with management the compensation discussion and analysis and produce the annual compensation committee report, if required;

•	reviews the performance of the Compensation Committee and its members at least annually; and

•	reviews the Compensation Committee charter at least annually.

The current members of our Compensation Committee are Elizabeth McKee Anderson, Alexis Borisy, and Vincent A. Miller, M.D. Ms. Anderson serves as the chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at http://ir.revmed.com/governance-overview.

The Compensation Committee has retained Compensia, a national executive compensation consulting firm. Compensia was engaged to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC with the compensation committee. Each of the responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters and for overseeing the evaluation of the Board.

The current members of our Nominating and Corporate Governance Committee are Alexis Borisy, Vincent A. Miller, M.D., and Peter Svennilson. Mr. Borisy serves as the chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. Our Board appointed Neil Exter as a member of our Nominating and Corporate Governance Committee, effective immediately after the Annual Meeting.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance

Committee charter is available to security holders on the Company’s website at http://ir.revmed.com/governance-overview.

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and ensuring that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. The Nominating and Corporate Governance Committee also recommends to the Board the nominees for election at our annual meetings of stockholders. The Nominating and Corporate Governance Committee, in recommending candidates for election to the Board, and the Board in nominating director candidates, consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria, as well as any other factor they deem relevant:

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member of other companies, including service on the board of directors of another publicly held company;

•	professional and academic experience relevant to the Company’s industry;

•	strength of leadership skills;

•	experience in finance and accounting and/or executive compensation practices;

•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and

•	diversity of viewpoints, background, experience and other characteristics, such as geographic background, nationality, culture, gender, sexual orientation, ethnicity, race and age.

Currently, our Nominating and Corporate Governance Committee and Board evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, 10 days after the date on which public disclosure of the date of such annual meeting was first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, indirect and direct interests in securities of the Company, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct material interests in any material contract or agreement between the nominating stockholder and any other participants in such solicitation, including, all information that would be required to be disclosure pursuant to Item 404 under Regulation S-K, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from the Secretary of the Company, at 700 Saginaw Drive, Redwood City, California 94063.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2020, our Board met five times, the Audit Committee met four times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met two times. During 2020, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders, however attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Company, at 700 Saginaw Drive, Redwood City, California 94063. The Secretary of the Company will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2020, our Compensation Committee consisted of Ms. Anderson, Mr. Borisy and Dr. Miller. No such member of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Investors’ Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of our outstanding convertible preferred stock, including entities with which certain of our directors are affiliated, prior to our initial public offering in February 2020. Under this agreement, the holders of certain shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

We do not provide directors who are also our employees, including Dr. Goldsmith, any additional compensation for their service as directors. In addition, Dr. Schroeder does not receive any compensation for his service on our board of directors. Prior to our initial public offering in February 2020, our non-employee directors who were not affiliated with one of our principal investors were eligible to receive an annual board retainer of $30,000 and certain options to purchase our common stock for their service on our board of directors.

In connection with our initial public offering, we adopted and implemented a compensation program for our non-employee directors (the “Director Compensation Program”), which became effective in connection with the consummation of our initial public offering and superseded any prior director compensation arrangements. Pursuant to the Director Compensation Program, our non-employee directors receive cash compensation as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $36,000 per year.

•

A lead independent director receives an additional annual cash retainer in the amount of $25,000 per year, and a non-executive chair receives an additional annual cash retainer in the amount of $30,000 per year.

•

The chairperson of the audit committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program as originally adopted, each non-employee director would automatically be granted an option upon the director’s initial appointment or election to our board of directors (the “Initial Grant”), and each non-employee director who has been serving on the board for at least four months would automatically be granted an option on the date of each annual stockholder’s meeting (the “Annual Grant”). Under our prior Director Compensation Program, the Initial Grant was an option to purchase 36,168 shares of our common stock which would vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. Under our prior Director Compensation Program, the Annual Grant was an option to purchase 18,084 shares of our common stock which would vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date.

Effective February 12, 2020, the date of the effectiveness of the registration statement of our initial public offering, our board of directors approved the award of an option to purchase 36,168 shares of our common stock to each of Neil Exter and Laurence Lasky. These options vest in 36 equal monthly installments following the effective date of grant, subject to the grantee’s continued service as a non-employee director.

On June 17, 2020, upon the recommendation of the Compensation Committee of the Board, the Board amended the Director Compensation Program to provide that the Initial Grant and Annual Grant would be comprised of a mix of options and restricted stock units. Under the amended Director Compensation Program, the Initial Grant is comprised of an option to purchase 25,318 shares of the Company’s common stock (the

“Initial Option”) and 7,234 restricted stock units (the “Initial RSUs”). The Initial Option will vest in substantially equal monthly installments for three years from the date of appointment, and the Initial RSUs will vest in substantially equal quarterly installments over a three-year period beginning on the first specified quarterly vesting date following the grant date, in each case, subject to continued service through the applicable vesting date. Under the amended Director Compensation Program, the Annual Grant is comprised of an option to purchase 12,659 shares of the Company’s common stock (the “Annual Option”) and 3,617 restricted stock units (the “Annual RSUs”). The Annual Options vest on the earlier of (i) the first anniversary of the date of grant or (ii) immediately prior to the next annual stockholders’ meeting, subject to continued service through the applicable vesting date. The Annual RSUs vest on the earlier of (i) the first anniversary of the first specified quarterly vesting date following the annual meeting or (ii) immediately prior to the next annual stockholders’ meeting, subject to continued service through the applicable vesting date. For purposes of the amended Director Compensation Program, the specified quarterly vesting dates are March 15, June 15, September 15 or December 15. The amended Director Compensation Program is subject to all the terms of our 2020 Incentive Award Plan, and accordingly, the sum of the grant date fair value of all equity-based awards and the maximum amount that may become payable pursuant to all cash-based awards granted to an individual for services as a non-employee director during any calendar year may not exceed $1,000,000.

On June 17, 2020, in lieu of the Annual Grant that would otherwise have been granted on the date of an annual meeting, each of Elizabeth McKee Anderson, Alexis Borisy, Vincent Miller and Barbara Weber was granted an option to purchase 6,329 shares of common stock, which will vest in full on the earlier of June 17, 2021 or immediately prior to the Company’s next annual meeting following the grant date, and 1,808 RSUs, which will vest in full on the earlier of September 15, 2021 or immediately prior to the Company’s next annual meeting following the grant date. In addition, in connection with their appointments to the board of directors on June 17, 2020, each of Eric Schmidt and Peter Svennilson received an Initial Grant pursuant to the amended Director Compensation Program.

2020 Director Compensation Table

The following table sets forth all of the compensation awarded to or earned by or paid to non-employee directors during 2020.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(1)(2)	Total
Elizabeth McKee Anderson	$44,000	$66,119	$151,738	$261,857
Alexis Borisy	68,500	66,119	151,738	286,357
Neil Exter	38,063	—	395,229	433,292
Laurence Lasky, Ph.D.(3)	13,333	—	395,229	408,563
Vincent Miller, M.D.	43,125	66,119	151,738	260,982
Eric Schmidt, Ph.D.(4)	23,563	264,547	620,433	908,543
Thilo Schroeder, Ph.D.	—	—	—	—
Peter Svennilson(4)	21,667	264,547	620,433	906,647
Barbara Weber, M.D.	48,375	66,119	151,738	266,232

(1)

Amounts reported represent the aggregate grant date fair value of option and restricted stock unit awards granted to our non-employee directors during 2020, computed in accordance with ASC Topic 718. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 2, 2021 for details as to the assumptions used to determine the fair value of the awards.

(2)	As of December 31, 2020, our non-employee directors held the following outstanding options and restricted stock units:

Name	Options Outstanding at Fiscal Year End	Restricted Stock Units Outstanding at Fiscal Year End
Elizabeth McKee Anderson	37,409	1,808
Alexis Borisy	79,261	1,808
Neil Exter	36,168	—
Laurence Lasky, Ph.D.(3)	36,168	—
Vincent Miller, M.D.	38,711	1,808
Eric Schmidt, Ph.D.	25,318	6,632
Thilo Schroeder, Ph.D.	—	—
Peter Svennilson	25,318	6,632
Barbara Weber, M.D.	57,536	1,808
(3)	Dr. Lasky resigned from our board of directors effective June 17, 2020.
(4)	Each of Dr. Schmidt and Mr. Svennilson were appointed to our board of directors effective June 17, 2020.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of March 31, 2021.

Name	Age	Position(s)

Mark. A. Goldsmith, M.D., Ph.D.	59	President, Chief Executive Officer and Chair of the Board
Steve Kelsey, M.D., FRCP, FRCPath	60	President, Research and Development
Margaret Horn, J.D.	58	Chief Operating Officer, General Counsel and Secretary
Xiaolin Wang, Sc.D.	51	Executive Vice President, Clinical Development

Dr. Goldsmith’s biographical information is included above under “Proposal No. 1 Election of Directors.”

Steve Kelsey, M.D., FRCP, FRCPath has served as our President, Research and Development since March 2017. Previously, Dr. Kelsey served as President of Onkaido Therapeutics, a Moderna venture biopharmaceutical company, from 2014 to March 2017. Dr. Kelsey also served as Senior Vice President, New Projects at Medivation, a biopharmaceutical company, from 2013 to 2014. From 2009 to 2013, Dr. Kelsey served as Executive Vice President, Research and Development, and Chief Medical Officer at Geron Corporation, a biopharmaceutical company. Dr. Kelsey received a B.S.c in Pharmacology, an M.B. Ch.B. in Medicine and an M.D. from the University of Birmingham, U.K. Dr. Kelsey is a member of the Board of Directors of Jiya Corporation, a position he has held since December 2020. He also sits on the Scientific Advisory Boards of Autobahn Laboratories and Remix Therapeutics.

Margaret Horn, J.D. has served as our Chief Operating Officer since October 2018 and our General Counsel since December 2014 and previously served as our Executive Vice President from December 2014 to October 2018. Prior to joining us, Ms. Horn served as Chief Operating Officer at ProLynx LLC from 2010 to December 2014. Ms. Horn received a B.S. in Pharmacy from the University of the Sciences in Philadelphia and a J.D. from Villanova University Charles Widger School of Law.

Xiaolin Wang, Sc.D. has served as our Executive Vice President, Clinical Development, since March 2021 and previously served as our Senior Vice President, Clinical Development from March 2018 to March 2021. Ms. Wang served as Vice President, Biometrics at Acerta Pharma B.V. from June 2015 to March 2018 and as Vice President, Biometrics and Development Operations at Geron Corporation from May 2013 to May 2015. She also holds a Bachelor of Science degree in Probability and Statistics from Peking University in China, a Master of Science degree in Statistics from University of Washington, Seattle and a Doctor of Science degree in Biostatistics from Harvard University.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2020 Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:

•	Mark A. Goldsmith, M.D., Ph.D., our President and Chief Executive Officer;

•	Steve Kelsey, M.D., our President, Research and Development; and

•	Margaret Horn, J.D., our Chief Operating Officer and General Counsel.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Mark A. Goldsmith, M.D., Ph.D.	2020	$554,011	$—	$1,426,200	$406,000	$2,000	$2,388,211
President and Chief Executive Officer	2019	504,300	—	3,808,974	260,980	2,000	4,576,254
Steve Kelsey, M.D.	2020	464,210	—	522,559	273,700	2,000	1,262,469
President, Research and Development	2019	424,350	—	1,298,253	170,800	2,000	1,895,403
Margaret Horn, J.D.	2020	459,691	—	522,559	273,700	2,000	1,257,950
Chief Operating Officer and General Counsel	2019	384,375	—	1,662,587	166,150	2,000	2,215,112

(1)

Amounts reported represent the aggregate grant date fair value of stock options granted to our named executive officers computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 2, 2021 for details as to the assumptions used to determine the fair value of the awards.

(2)

Amounts for fiscal 2020 represent payments earned by our named executive officers upon the achievement of certain company performance objectives approved by our board of directors for fiscal 2020. Please see the description of the annual bonus program under “2020 Bonuses” below.

(3)	Amounts for fiscal 2020 represents Company matching contributions under our 401(k) plan.

Narrative to the Summary Compensation Table

2020 Salaries

Our named executive officers each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In connection with our initial public offering, our board of directors approved increasing the annual base salaries of our named executive officers as follows, in each case, effective as of February 12, 2020, the date of the effectiveness of the registration statement of the initial public offering: Dr. Goldsmith: $560,000 from $506,760; Dr. Kelsey: $469,000 from $426,420; and Ms. Horn: $469,000 from $386,250.

2020 Bonuses

We maintain an annual performance-based cash bonus program in which each of our named executive officers participated in 2020. Each named executive officer’s target bonus is expressed as a percentage of base salary which can be achieved by meeting corporate and individual goals at target level. In connection with the initial public offering, our board of directors approved increasing the annual target bonuses of our named executive officers to the following amounts as a percentage of base salary, in each case, effective as of February 12, 2020, the date of the effectiveness of the registration statement of the IPO: Dr. Goldsmith: 50% from 45%; Dr. Kelsey: 40% from 35%; and Ms. Horn: 40% from 35%.

For 2020, our named executive officers were eligible to earn annual cash bonuses based on the achievement of certain corporate performance objectives approved by the compensation committee and the board of directors as well as individual achievement, with corporate achievement weighted 90% and the individual achievement weighted 10%.

In March 2021, the board of directors approved overall achievement of our 2020 corporate goals at 145% and individual achievement at 145% for Dr. Goldsmith and our Compensation Committee approved individual achievement at 154% for Dr. Kelsey and 154% Ms. Horn. Based on these levels of achievement, Dr. Goldsmith, Dr. Kelsey and Ms. Horn were paid annual bonuses at 145%, 146% and 146% of their targeted amounts, respectively. The actual annual cash bonuses awarded to each named executive officer for 2020 performance are set forth above in the Summary compensation table in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

In connection with our initial public offering, we adopted the 2020 Incentive Award Plan (the “2020 Plan”), in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable us to obtain and retain services of these individuals, which is essential to our long-term success. The 2020 Plan became effective on the day prior to the date the registration statement relating to our initial public offering became effective.

Effective February 12, 2020, the date of the effectiveness of the registration statement of our initial public offering, our board of directors approved the award of stock options under the 2020 Plan to our named executive officers to purchase shares of common stock in the following amounts: Dr. Goldsmith: 128,439 shares; Dr. Kelsey: 47,060 shares; and Ms. Horn: 47,060 shares. The stock options will vest in 48 equal monthly installments following the effective date of the grant, subject to the continued employment of the applicable named executive officer.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. During 2020, we provided a discretionary company contribution match equal to 50% of participant contributions, subject to a maximum company match of $2,000. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, a cafeteria plan, short-term and long-term disability insurance, life insurance and pre-tax transit spending accounts. We do not currently provide any perquisites or other personal benefits to our named executive officers.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information about outstanding equity awards held by each of our named executive officers at December 31, 2020.

		Option awards				Stock awards
Name and Principal Position	Vesting Commencement Date	Number of Securities Underlying Exercisable Options	Number of Securities Underlying Unexercisable Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have not Vested ($)(1)
Mark A. Goldsmith, M.D., Ph.D.	12/1/2016(2)(3)	205,503	—	0.49	3/20/2027	—	—
President and Chief Executive Officer	3/1/2018(2)(3)	153,648	69,848	0.54	2/11/2028	—	—
	3/29/2018(2)(3)	35,321	48,165	1.12	4/19/2028	—	—
	3/13/2019(2)(3)	107,367	223,862	4.09	3/12/2029	—	—
	8/9/2019(2)(3)	131,856	388,985	4.73	8/8/2029	—	—
	2/12/2020(3)	26,758	101,681	17.00	2/11/2030	—	—

Steve Kelsey, M.D.	3/20/2017(4)	—	—	—	—	12,846	508,573
President, Research and Development	3/1/2018(4)	—	—	—	—	19,539	773,549
	3/13/2019(2)(3)	37,303	69,363	4.09	3/12/2029	—	—
	8/9/2019(2)(3)	17,227	137,828	4.73	8/8/2029	—	—
	2/12/2020(3)	9,804	37,256	17.00	2/11/2030	—	—
Margaret Horn, J.D.	6/7/2017(4)	—	—	—	—	3,858	152,738
Chief Operating Officer and General Counsel	3/1/2018(2)(3)	5,971	7,470	0.54	2/11/2028	—	—
	1/1/2018(2)(3)	74,918	27,833	4.09	3/12/2029	—	—
	3/13/2019(2)(3)	53,939	69,363	4.09	3/12/2029	—	—
	8/9/2019(2)(3)	74,928	149,872	4.73	8/8/2029	—	—
	2/12/2020(3)	9,804	37,256	17.00	2/11/2030	—	—
(1)	Based on the closing price of our common stock on December 31, 2020 of $39.59 per share.
(2)

The stock option permits early exercise of the unvested portion of the award in exchange for restricted stock and was, therefore, fully exercisable as of December 31, 2020. The number of shares shown as exercisable and unexercisable reflect the number of shares vested and unvested, respectively, as of December 31, 2020.

(3)	1/48th of the shares originally subject to the option vest monthly measured from the vesting commencement date, subject to continued service on the applicable vesting date.
(4)

Represents shares of restricted stock acquired upon exercise of an option prior to vesting. The shares of restricted stock are subject to repurchase by us at the original exercise price upon a termination of service prior to vesting. The unvested shares reported vest in equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through each applicable vesting date.

Executive Employment Agreements

In connection with our initial public offering, we entered into new employment agreements with our named executive officers. Pursuant to the terms of the new employment agreements, in the event the named executive officer is terminated without Cause or resigns for Good Reason (each, as defined in the employment agreements), in each case, other than during the period commencing three months prior to and ending 18 months following a change in control, the named executive officer will be eligible to receive: (i) a lump sum cash payment equal to 1x, in the case of our Chief Executive Officer, or 0.75x, in the case of our other named executive officers, the sum of the executive’s annual base salary and target annual bonus; (ii) payment or reimbursement of COBRA premiums for 12 months, in the case of our Chief Executive Officer, or nine months, in the case of our other named executive officers; and (iii) at the discretion of the board of directors or the compensation committee, 12 months’ accelerated vesting of equity awards, in the case of our Chief Executive Officer, or 9 months’ accelerated vesting of equity awards, in the case of our other named executive officers.

In addition, in the event the named executive officer is terminated without Cause or resigns for Good Reason, in each case, during the period commencing three months prior to and ending 18 months following a change in control, the named executive officer will be eligible to receive: (i) a lump sum cash payment equal to 1.5x, in the case of our Chief Executive Officer, or 1x, in the case of our other named executive officers, the sum of the executive’s annual base salary and target annual bonus; (ii) payment or reimbursement of COBRA premiums for 18 months, in the case of our Chief Executive Officer, or 12 months, in the case of our other named executive officers; and (iii) full accelerated vesting of all equity awards. All severance payments and benefits under the employment agreements are subject to the executive’s execution of a release of claims against us.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	5,204,618(4)	$7.37(5)	5,306,638
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	5,204,618	$7.37	5,306,638

(1)	Consists of the 2020 Plan, the Revolution Medicines, Inc. Employee Stock Purchase Plan (the “ESPP”), and the Revolution Medicines, Inc. 2014 Equity Incentive Plan, as amended.

(2)

The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) five percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 46,173,732 shares of stock may be issued upon the exercise of incentive stock options.

(3)

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) one percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 7,564,123 shares of stock may be issued under the ESPP. The maximum number of shares that may be issued under the ESPP in the purchase period that includes December 31, 2020 based on the number of participants at December 31, 2020 is 1,165,589 shares.

(4)	Number of securities includes options to purchase 5,118,979 shares of common stock and 85,639 shares of common stock subject to vesting under RSUs.

(5)	The calculation of the weighted-average exercise price only includes outstanding options. No exercise price will be paid for shares issued on vesting of RSUs.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2021 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table above;

•	each of our directors and director nominees; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2021, and any restricted stock units that vest within 60 days of March 31, 2021, are deemed to be outstanding and to be beneficially owned by the person holding the stock options and restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 73,435,109 shares of our common stock issued and outstanding on March 31, 2021. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Revolution Medicines, Inc., 700 Saginaw Drive, Redwood City, California 94063.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
FMR LLC(1)	9,339,485	—	9,339,485	12.7%
Entities affiliated with Third Rock Ventures(2)	8,853,248	—	8,853,248	12.1%
Entities affiliated with The Column Group(3)	4,950,274	—	4,950,274	6.7%
The Vanguard Group(4)	4,037,820	—	4,037,820	5.5%
Named Executive Officers, Directors and Director Nominees:
Mark A. Goldsmith, M.D., Ph.D.(5)	341,314	1,386,733	1,728,047	2.3%
Steve Kelsey, M.D.(6)	237,073	278,614	515,687	*
Margaret Horn, J.D.(7)	64,500	446,187	510,687	*
Elizabeth McKee Anderson(8)	26,990	31,080	58,070	*
Alexis Borisy(9)	44,293	72,932	117,225	*
Flavia Borellini, Ph.D.	—	—	—	*
Neil Exter(10)	8,893,244	15,070	8,908,314	12.1%
Vincent A. Miller, M.D.(11)	18,325	29,182	47,507	*
Thilo Schroeder, Ph.D.	—	—	—	*
Eric Schmidt, Ph.D.(12)	1,205	7,736	8,941	*
Peter Svennilson(13)	4,964,547	7,736	4,972,283	6.8%
Barbara Weber, M.D.(14)	—	40,871	40,871	*
All directors and executive officers as a group (12 persons)	14,592,235	2,588,692	17,180,927	22.6%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)

Based solely on a Schedule 13G/A filed with the SEC on February 8, 2021 by the following persons and entities with respect to shares of common stock beneficially owned as of December 31, 2020: FMR LLC and Abigail P. Johnson. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The reported address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)

Consists of (i) 5,524,031 shares of common stock directly held by Third Rock Ventures III, L.P. (“TRV III”), (ii) 1,419,900 shares of common stock directly held by Third Rock Ventures IV, L.P. (“TRV IV”), and (iii) 1,909,317 shares of common stock directly held by Third Rock Ventures II, L.P. (“TRV II”). Each of Third Rock Ventures II GP, LP (“TRV II GP”), the general partner of TRV II, and Third Rock Ventures GP II, LLC (“TRV II LLC”), the general partner of TRV II GP, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV II LLC, may be deemed to have voting and investment power over the shares held of record by TRV II; each of Third Rock Ventures III GP, LP (“TRV III GP”), the general partner of TRV III, and Third Rock Ventures GP III, LLC (“TRV III LLC”), the general partner of TRV III GP, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV III LLC, may be deemed to have voting and investment power over the shares held of record by TRV III; the general partner of TRV IV is Third Rock Ventures GP IV, L.P. (“TRV IV GP”) and the general partner of TRV IV GP is TRV GP IV, LLC (“TRV IV LLC”); Abbie Celniker, Ph.D., Robert Tepper, M.D., Craig Muir and Cary Pfeffer, M.D. are the managing members of TRV IV LLC and collectively make voting and investment decisions with respect to the shares held by TRV IV LP. The address for each of these persons and entities is 29 Newbury Street, Suite 301, Boston, MA 02116.

(3)

Consists of (i) 1,681,391 shares of common stock directly held by The Column Group III, LP (“TCG III”), (ii) 1,898,815 shares of common stock directly held by The Column Group III-A, LP (“TCG III-A”), (iii) 685,011 shares of common stock directly held by Ponoi Capital, LP (“Ponoi”), (iv) 685,011 shares of common stock directly held by Ponoi Capital II, LP (“Ponoi II”), and (v) 46 shares of common stock directly held by The Column Group, LLC (“TCG LLC”). David Goeddel, Ph.D., Peter Svennilson and Tim Kutzkey, Ph.D., are the managing partners of (i) The Column Group III GP, LP (“TCG III GP”), which is the general partner of TCG III and TCG III-A, (ii) Ponoi Management, LLC, which is the general partner of Ponoi, (iii) Ponoi II Management, LLC, which is the general partner of Ponoi II, and (iv) TCG LLC. Dr. Goeddel, Mr. Svennilson and Dr. Kutzkey share voting and investment control over shares held by TCG III, TCG III-A, TCG III GP, Ponoi, Ponoi II and TCG LLC. Dr. Goeddel, Mr. Svennilson and Dr. Kutzkey disclaim beneficial ownership of all shares above except to the extent of their pecuniary interest therein. The address of the above persons and entities is 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129.

(4)

Based solely on the Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, reflecting information as of December 31, 2020. The Vanguard Group had sole voting power with respect to 0 shares, dispositive power with respect to 3,933,661 shares, shared voting power with respect to 82,869 shares and shared dispositive power with respect to 104,159 shares. The Vanguard Group reports its address as 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Consists of (i) 744 shares of common stock, (ii) 37,032 shares of common stock directly held by the Jonathan Henry Goldsmith Trust under the Goldsmith Children’s 2011 Irrevocable Education Trust, dated December 15, 2011, (iii) 37,032 shares of common stock directly held by the Rebecca Eve Goldsmith Trust under the Goldsmith Children’s 2011 Irrevocable Education Trust, dated December 15, 2011, (iv) 266,506 shares of common stock directly held by Mark A. Goldsmith and Anne E. Midler 2002 Revocable Living Trust and (v) 1,386,733 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

(6)	Consists of (i) 237,073 shares of common stock and (ii) 278,614 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

(7)

Consists of (i) 11,198 shares of common stock directly held by Ms. Horn, (ii) 53,302 shares of common stock directly held by Margaret A. Horn Revocable Living Trust and (iii) 446,187 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

(8)

Consists of (i) 26,990 shares of common stock directly held by David W. Anderson 1996 Irrevocable Trust and (ii) 31,080 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

(9)	Consists of (i) 44,293 shares of common stock held by Dr. Borisy and ii) 72,932 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

(10)

Consists of (i) the shares described in Footnote 2 above to which Mr. Exter disclaims beneficial ownership of all such shares except to the extent of his pecuniary interests therein, (ii) 19,998 shares of common stock held directly by Mr. Exter, (iii) 19,998 shares of common stock directly held by the Neil Exter 2012 Irrevocable Family Trust and (iv) 15,070 shares in common stock that may be acquired pursuant to the exercise of a stock option within 60 days of March 31, 2021.

(11)

Consists of (i) 18,325 shares of common stock held directly by Dr. Miller and (ii) 29,182 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

(12)

Consists of (i) 1,205 shares of common stock directly held by Dr. Schmidt and (ii) 7,736 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

(13)

Consists of (i) the shares described in Footnote 3 above to which Mr. Svennilson disclaims beneficial ownership of all such shares except to the extent of his pecuniary interests therein, (ii) 14,273 shares of common stock held directly by Mr. Svennilson and (vi) 7,736 shares in common stock that may be acquired pursuant to the exercise of a stock option within 60 days of March 31, 2021.

(14)	Consists of 40,871 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2021.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2020.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Revolution Medicines stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your Broker, (2) direct your written request to: 700 Saginaw Drive, Redwood City, California 94063 Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or (3) request from the Company at (650) 481-6801. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Revolution Medicines, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company, 700 Saginaw Drive, Redwood City, California 94063.

By Order of the Board of Directors

/s/ Mark A. Goldsmith

Mark A. Goldsmith, M.D., Ph.D.
President, Chief Executive Officer and Chair of the Board

April 28, 2021

REVOLUTION MEDICINES, INC. 700 SAGINAW DR. REDWOOD CITY, CA 94063 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RVMD2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This proxy is solicited on behalf of the Board of Directors of Revolution Medicines, Inc. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52747-P55152 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. REVOLUTION MEDICINES, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement. 1. To elect three Class I directors to hold office until the 2024 annual meeting of stockholders or until his or her successor is elected; Nominees: 01) Elizabeth McKee Anderson 02) Neil Exter 03) Flavia Borellini, Ph.D. For Against Abstain 2. To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021; and 3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D52748-P55152 REVOLUTION MEDICINES, INC. Annual Meeting of Stockholders June 22, 2021 8:00 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint Mark A. Goldsmith, M.D., Ph.D. and Margaret Horn, J.D., or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of REVOLUTION MEDICINES, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on June 22, 2021, at www.virtualshareholdermeeting.com/RVMD2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side